Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

Epicor Software Corporation

Pursuant to the Offer to Purchase

dated October 15, 2008

by

Elliott ERP LLC,

a subsidiary of

Elliott Associates, L.P.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share, of Epicor Software Corporation and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or prior to 11:59 P.M., New York City time, on Wednesday, November 12, 2008 (or if the Offer is extended to a later date, such later date).  Such form may be delivered by hand, facsimile transmission or mail to the Depositary.  See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

BNY Mellon Shareowner Services

By Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Hand Delivery: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor, 480 Washington Blvd. Jersey City, NJ 07310	By Overnight Courier: BNY Mellon Shareowner Services. Attn: Corporate Actions Dept., 27th Floor, 480 Washington Blvd. Jersey City, NJ 07310

By Facsimile Transmission: (For Eligible Institutions Only) (201) 680-4626

To Confirm Facsimile Transmissions: (201) 680-4860 (For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.  Do not send share certificates with this notice.  Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Elliott ERP LLC, a Delaware limited liability company and a subsidiary of Elliott Associates, L.P., a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 15, 2008 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.001 per share (the “Shares”), of Epicor Software Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available):	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer: Name of Tendering Institution

(Zip Code)

Account Number
(Area Code and telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc.  Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated:                     , 2008

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.  CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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